Exhibit 10.21.2

AMENDMENT NO. 1
to
LOAN AGREEMENT
by and between
K-SEA OPERATING PARTNERSHIP L.P., as Borrower,
and
CITIZENS LEASING CORPORATION, as Lender

Dated as of August 18, 2004, effective as of May 28, 2004

AMENDMENT NO. 1 TO
LOAN AGREEMENT

        THIS AMENDMENT NO. 1 (this "Amendment No. 1"), dated as of August 18, 2004, is among K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Borrower"), and CITIZENS LEASING CORPORATION, a Rhode Island corporation ("Lender") as Lender. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).

RECITALS

        Borrower and Lender entered into a Loan and Security Agreement entered into as of May 28, 2004 ("the Loan Agreement").

        The parties wish to amend the Loan Agreement further as hereinafter provided.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.    AMENDMENT OF LOAN AGREEMENT

        1)    Section 1.1—Definitions.

        (a)    Section 1.1 of the Loan Agreement is amended by amending and restating the following definition as follows:

        "Maintenance CAPEX' shall mean all Capital Expenditures made for the purpose of maintaining (and not increasing) the operating capacity of the vessels during the previous 12 months".

        2)    No Other Amendments.    Except as expressly provided in this Amendment No. 1, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

ARTICLE II.    EFFECTIVE DATE.

        This Amendment No. 1 shall be deemed effective as of May 28, 2004.

ARTICLE III.    ORIGINAL LOAN AGREEMENT RATIFIED

        Except as herein specifically otherwise provided, the Loan Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Amendment No. 1 shall be limited solely to the matters expressly set forth herein and shall not, except to the extent expressly set forth herein, (a) constitute a waiver of any term of condition of the Loan Agreement or of any agreements or instruments referred to therein, (b) change any right or rights which the Lenders or the Borrower may now have or may have in the future under or in connection with the Loan Agreement or of any agreements or instruments referred to therein, or (c) modify the Loan Agreement or any instruments referred to therein.

ARTICLE IV.    MISCELLANEOUS

        1)    This Amendment No. 1 is being executed in and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

        2)    This Amendment No. 1 may be executed in any number of counterparts and by each party on separate counterparts, each of which shall be an original but all of which shall constitute one instrument. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

        3)    This Amendment No. 1 is intended to take effect as a sealed instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:
K-SEA OPERATING PARTNERSHIP L.P.,
By: K-Sea OLP GP, LLC, its General Partner
By:	/s/ JOHN J. NICOLA Name: John J. Nicola Title: Chief Financial Officer
LENDER:
CITIZENS LEASING CORPORATION,
By:	/s/ ROSEMARY ABBOTT Name: Rosemary Abbott Title: Vice President